Exhibit 10.9

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”), is entered into as of the 29th day of September, 2004, by and among Laurus Master Fund, Ltd. (“Laurus”), Coach Industries Group, Inc. (“CIGI”) and Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to a Securities Purchase Agreement between Laurus and CIGI (the “Purchase Agreement”; capitalized terms not otherwise defined herein shall have the meaning assigned such terms in the Purchase Agreement), CIGI will, among other things, sell to Laurus a Secured Convertible Term Note (the “Note”); and

WHEREAS, CIGI and Laurus desire that Laurus deliver to the Escrow Agent $960,000 of the proceeds (the “Escrowed Funds”) of the Note to be held and disbursed as set forth herein; and

WHEREAS, the Escrow Agent has agreed to act as the holder of the Escrowed Funds and to disburse the Escrowed Funds in accordance with the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Appointment of Escrow Agent. CIGI and Laurus hereby appoint Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. to act as the Escrow Agent hereunder, and the Escrow Agent hereby agrees to accept the duties of Escrow Agent in accordance with the terms and conditions of this Agreement.

2. Delivery of Escrowed Funds to the Escrow Agent. On or about the date hereof, Laurus shall deliver, or shall cause to be delivered, to the Escrow Agent the Escrowed Funds.

3. Disbursement of the Escrowed Funds. Subject to the provisions of Section 5, the Escrow Agent shall release the Escrowed Funds from escrow as follows:

a. Upon receipt by the Escrow Agent of (i) a notice from CIGI (an “Acquisition Closing Notice”) that the closing of the acquisition of Corporate Development Services, Inc. (“CDS”) by CIGI is then occurring and (ii) a written notice from Laurus (which may in the form of email transmission) (the “Laurus Closing Notice”) that (x) all closing conditions in connection with the execution and delivery of the Securities Purchase Agreement, the Note and the transaction contemplated thereby have been satisfied to the satisfaction of Laurus and (y) CIGI has (I) caused the surviving entity of the merger of CDS and CDS Merger Sub, Inc. to enter into joinder documentation (the “Joinder Documentation”) satisfactory to Laurus ensuring that such surviving entity is party to the Subsidiary Guaranty, the Stock Pledge Agreement and the Master Security Agreement and (II) delivered, or caused to be delivered, such other documentation, certificates and opinions in connection with such Joinder Documentation reasonably requested by Laurus, in each case to the satisfaction of Laurus, the Escrow Agent shall pay the Escrowed Funds payable upon such closing directly to the shareholders of CDS in accordance with the terms of the Agreement and Plan of Merger by and among CIGI, CDS Merger Sub, Inc., CDS and the shareholders of CDS, and pay the balance of the Escrowed Funds to CIGI or CDS Merger Sub, Inc., as directed by CIGI; or

b. Upon receipt of joint written instructions executed on behalf of each of Laurus and CIGI setting forth instructions with respect to disbursement of the Escrowed Funds, the Escrow Agent shall disburse the Escrowed Funds in accordance with such joint written instructions.

4. Investment of Funds. The Escrow Agent shall have no obligation to invest the Escrowed Funds. The Escrow Agent intends to deposit the Escrowed Funds in a non-interest-bearing account at Wachovia Bank, N.A.

5. Rights and Duties of the Escrow Agent.

a. Reliance; Duties. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine; may assume the validity and accuracy of any statements or assertions contained in such writing or instrument; and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution, or validity of any written instructions delivered to it; nor as to the identity, authority, or rights of any person executing the same. The duties of the Escrow Agent shall be limited to disbursing the Escrowed Funds in accordance with the provisions hereof. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and no implied duties or obligations of the Escrow Agent shall be implied by virtue of this Agreement.

b. Legal Counsel; Liability. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

c. Interpleader. Notwithstanding any provisions contained herein to the contrary, in the event that the Escrow Agent is uncertain as to the proper disposition of the Escrowed Funds, or in the event of a disagreement about the interpretation of this Agreement, or about the rights and obligations of the parties hereto, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, file an action in interpleader to resolve said disagreement. The Escrow Agent shall be indemnified pursuant to the provisions of Section 6 hereof for all costs and attorneys’ fees incurred by it in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is resolved.

d. Resignation. The Escrow Agent may resign at any time upon the giving of five (5) days written notice to the other parties of this Agreement. Upon such resignation, CIGI and Laurus shall jointly appoint a successor escrow agent, who shall assume the duties of Escrow Agent hereunder by supplement hereto. If a successor escrow agent is not appointed within five (5) days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent.

6. Indemnification of the Escrow Agent. CIGI shall reimburse the Escrow Agent for all reasonable expenses incurred by the Escrow Agent in connection with the duties hereunder. Unless and until the Escrow Agent is determined by a court of competent jurisdiction to have discharged any of its duties hereunder in a grossly negligent manner or to have been guilty of willful misconduct with regard to any of its duties hereunder, CIGI shall indemnify and hold the Escrow Agent harmless from any and all claims, liabilities, losses, actions, suits, proceedings at law or in equity, or any other expenses, fees or charges of any nature whatsoever, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith to indemnify the Escrow Agent against any and all expenses including attorneys’ fees and the costs of defending any action, suit or proceedings or resisting any claim in such capacity.

7. Term. The term of this Agreement shall commence on the date the Escrowed Funds are deposited with the Escrow Agent and shall remain in full force and effect until the Escrow Agent has delivered all the Escrowed Funds in its possession in accordance with the terms hereof.

8. Notices. Any notice pertaining to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile or sent by prepaid overnight carrier, to the respective parties at the following address:

If to CIGI:

Coach Industries Group, Inc.
9600 West Sample Road, Suite 505
Coral Springs, Florida 33065
Attention: Francis J. O’Donnell
Facsimile: (954) 862-1456

If to Laurus:

Laurus Master Fund, Ltd.
c/o M&C Corporate Services Limited
P.O. Box 309 GT, Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands
Facsimile: 345-949-8080

With a copy to:

John E. Tucker, Esq.
Laurus Capital Management, LLC
825 Third Avenue, 14th Floor
New York, NY 10022
Facsimile: (212) 541-4434

If to the Escrow Agent:

Stearns Weaver Miller Weissler Alhadeff &
Sitterson, P.A.
Museum Tower, Suite 2200
150 West Flagler Street
Miami, Florida 33130
Attention: Michael I. Keyes, Esq.

9. Choice of Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Florida.

10. Legal Representation. The parties hereto hereby agree that the fact that Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. has acted as Escrow Agent hereunder shall not preclude it or any member or employee of such firm from providing legal representation to CIGI in connection with any matter (including without limitation any dispute or legal proceeding between CIGI and Laurus or any of its affiliates) arising from, or in any way connected with, the transactions contemplated by the Purchase Agreement or the Note (it being understood that in no event shall the Escrow Agent represent CIGI or any of its subsidiaries or affiliates in connection with any dispute arising out of, or related to, this Agreement). The Sellers acknowledge that Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. has acted as counsel to CIGI in connection with the acquisition of CDS and in connection with the Purchase Agreement, the Note and the transactions contemplated thereby.

11. Counterparts. This Agreement may be executed in one or more counterparts, by original or facsimile, each of which shall be deemed an original but both of which together shall constitute but one Agreement.

12. Successors; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

13. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the escrow of funds. No amendment, supplement, modification or waiver of the terms of this Agreement shall be binding unless expressed in writing and executed on behalf of the party to be charged therewith.

IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by a duly authorized representative as of the date first above written.

COACH INDUSTRIES GROUP, INC.

By:
Francis J. O’Donnell,
Chief Executive Officer

LAURUS MASTER FUND, LTD.

By
Name:
Title:

STEARNS WEAVER MILLER
WEISSLER ALHADEFF & SITTERSON, P.A.

By:
Michael I. Keyes, For the Firm